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                                                                   Exhibit 4.5b

Participation Agreement (Milliken A-2), dated as of May 1, 1999, among AES Eastern Energy, L.P., as Lessee, Milliken Facility Trust A-2, as Owner Trust, DCC Project Finance Fifteen, Inc., as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee

Participation Agreement (Milliken B-1), dated as of May 1, 1999, among AES Eastern Energy, L.P., as Lessee, Milliken Facility Trust B-1, as Owner Trust, First Chicago Leasing Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee

         This Participation Agreement differs from Exhibit 4.4b in the following respect:

         In Section 4.34, the sentence "The Owner Participant shall have caused its parent to execute and deliver to the other Transaction Parties on Owner Participant Guaranty" is replaced by "Held."

Participation Agreement (Milliken B-2), dated as of May 1, 1999, among AES Eastern Energy, L.P., as Lessee, Milliken Facility Trust B-2, as Owner Trust, First Chicago Leasing Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee

         This Participation Agreement differs from Exhibit 4.4b in the following respect:

         In Section 4.34, the sentence "The Owner Participant shall have caused its parent to execute and deliver to the other Transaction Parties on Owner Participant Guaranty" is replaced by "Held."

Participation Agreement (Milliken C-1), dated as of May 1, 1999, among AES Eastern Energy, L.P., as Lessee, Milliken Facility Trust C-1, as Owner Trust, Bankers Commercial Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee

Participation Agreement (Milliken C-2), dated as of May 1, 1999, among AES Eastern Energy, L.P., as Lessee, Milliken Facility Trust C-2, as Owner Trust, Bankers Commercial Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999